Exhibit 99.3

Consolidated Balance Sheets
(dollars in millions)

	3/31/2025	12/31/2024	3/31/2024
Assets
Loans	$104,809	$104,260	$109,885
Loans held for sale	811	797	228
Securities available for sale	40,751	37,707	37,298
Held-to-maturity securities	7,160	7,395	8,272
Trading account assets	1,296	1,283	1,171
Short-term investments	15,349	17,504	13,205
Other investments	1,050	1,041	1,247
Total earning assets	171,226	169,987	171,306
Allowance for loan and lease losses	(1,429)	(1,409)	(1,542)
Cash and due from banks	1,909	1,743	1,247
Premises and equipment	602	614	650
Goodwill	2,752	2,752	2,752
Other intangible assets	22	27	48
Corporate-owned life insurance	4,404	4,394	4,392
Accrued income and other assets	8,958	8,797	8,314
Discontinued assets	247	263	318
Total assets	$188,691	$187,168	$187,485

Liabilities
Deposits in domestic offices:
Interest-bearing deposits	122,283	120,132	114,593
Noninterest-bearing deposits	28,454	29,628	29,638
Total deposits	150,737	149,760	144,231
Federal funds purchased and securities sold under repurchase agreements	22	14	27
Bank notes and other short-term borrowings	2,328	2,130	2,896
Accrued expense and other liabilities	4,209	4,983	5,008
Long-term debt	12,392	12,105	20,776
Total liabilities	169,688	168,992	172,938

Equity
Preferred stock	2,500	2,500	2,500
Common shares	1,257	1,257	1,257
Capital surplus	5,946	6,038	6,164
Retained earnings	14,724	14,584	15,662
Treasury stock, at cost	(2,637)	(2,733)	(5,722)
Accumulated other comprehensive income (loss)	(2,787)	(3,470)	(5,314)
Key shareholders’ equity	19,003	18,176	14,547
Noncontrolling interests	—	—	—
Total equity	19,003	18,176	14,547
Total liabilities and equity	$188,691	$187,168	$187,485

Common shares outstanding (000)	1,111,986	1,106,786	942,776

Consolidated Statements of Income
(dollars in millions, except per share amounts)
	Three months ended
	3/31/2025	12/31/2024	3/31/2024
Interest income
Loans	$1,401	$1,448	$1,538
Loans held for sale	14	20	14
Securities available for sale	392	353	232
Held-to-maturity securities	63	66	75
Trading account assets	17	16	14
Short-term investments	174	214	142
Other investments	9	15	17
Total interest income	2,070	2,132	2,032
Interest expense
Deposits	753	821	782
Federal funds purchased and securities sold under repurchase agreements	1	1	1
Bank notes and other short-term borrowings	27	24	46
Long-term debt	193	235	328
Total interest expense	974	1,081	1,157
Net interest income	1,096	1,051	875
Provision for credit losses	118	39	101
Net interest income after provision for credit losses	978	1,012	774
Noninterest income
Trust and investment services income	139	142	136
Investment banking and debt placement fees	175	221	170
Service charges on deposit accounts	69	65	63
Operating lease income and other leasing gains	9	15	24
Corporate services income	65	69	69
Cards and payments income	82	85	77
Corporate-owned life insurance income	33	36	32
Consumer mortgage income	13	16	14
Commercial mortgage servicing fees	76	68	56
Other income	7	(5)	9
Net securities gains (losses)	—	(908)	(3)
Total noninterest income	668	(196)	647
Noninterest expense
Personnel	680	734	674
Net occupancy	67	67	67
Computer processing	107	107	102
Business services and professional fees	40	55	41
Equipment	20	20	20
Operating lease expense	11	15	17
Marketing	21	33	19
Intangible asset amortization	—	—	—
Other expense	185	198	203
Total noninterest expense	1,131	1,229	1,143
Income (loss) from continuing operations before income taxes	515	(413)	278
Income taxes	109	(169)	59
Income (loss) from continuing operations	406	(244)	219
Income (loss) from discontinued operations, net of taxes	(1)	—	—
Net income (loss)	405	(244)	219
Less: Net income (loss) attributable to noncontrolling interests	—	—	—
Net income (loss) attributable to Key	$405	$(244)	$219

Income (loss) from continuing operations attributable to Key common shareholders	$370	$(279)	$183
Net income (loss) attributable to Key common shareholders	369	(279)	183
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.34	$(.28)	$.20
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (a)	.34	(.28)	.20
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.33	$(.28)	$.20
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (a)	.33	(.28)	$.20

Cash dividends declared per common share	$.205	$.205	$.205

Weighted-average common shares outstanding (000)	1,096,654	986,829	929,692
Effect of common share options and other stock awards (b)	9,486	—	7,319
Weighted-average common shares and potential common shares outstanding (000) (c)	1,106,140	986,829	937,011

(a)Earnings per share may not foot due to rounding.
(b)For periods ended in a loss from continuing operations attributable to Key common shareholders, anti-dilutive instruments have been excluded from the calculation of diluted earnings per share.
(c)Assumes conversion of common share options and other stock awards and/or convertible preferred stock, as applicable.